Company Contact John Iannone Vice President, Investor Relations WesBanco, Inc. 304-905-7021

WesBanco Announces First Quarter 2018 Net Income

Wheeling, WV, April 17, 2018 – WesBanco, Inc. ("WesBanco") (Nasdaq: WSBC), a diversified, multi-state bank holding company, today announced net income for the three months ended March 31, 2018 of $33.5 million, with diluted earnings per share of $0.76, compared to $25.9 million and $0.59 per diluted share, respectively, for the first quarter of 2017.  Excluding after-tax merger-related expenses (non-GAAP measure) in both periods, net income and diluted earnings per share would have increased 28.7% to $33.7 million, or $0.76 per diluted share for the three months ended March 31, 2018, as compared to the prior year quarter.

On April 5, 2018, WesBanco consummated the merger with First Sentry Bancshares, Inc. ("FTSB"), a bank holding company headquartered in Huntington, WV with approximately $700 million in assets.  The merger, which was announced on November 13, 2017, was approved by all appropriate regulatory agencies and the shareholders of FTSB during February.  WesBanco's first quarter results excludes the impact of the FTSB acquisition since it closed after the end of the quarter.

Financial and operational highlights:
•	Continued execution of well-defined long-term growth strategies
•	The merger with FTSB has been successfully completed with conversion planned for later this summer
•	Continued benefit from shale energy-related core funding as demonstrated by strong year-over-year growth in total demand deposits
•	Trust assets exceeded $4 billion for the first time
•	Continued strength across key credit quality metrics
•	Solid expense management as demonstrated by a first quarter efficiency ratio of 55.12% (non-GAAP measure), which was flat sequentially and improved 88 basis points compared to the prior year
•	Strong year-over-year organic growth in pre-tax earnings of 11.0%

"We are pleased with WesBanco's performance during the first quarter of 2018," said Todd F. Clossin, President and Chief Executive Officer of WesBanco. "We remain focused on disciplined growth, expense management, and increasing long-term shareholder value through earnings and dividend growth.  Following the record reported earnings during 2017, we reported an 11% year-over-year increase in pre-tax earnings during the first quarter of 2018.  In addition, during February, we announced an 11.5% increase in our quarterly dividend rate to $0.29 per share, representing a 107% increase since 2010."

Mr. Clossin added, "On April 5th, we welcomed the shareholders, customers, and employees of First Sentry into the WesBanco family.  This merger fits perfectly with our strategic growth plans as it combines two institutions with solid credit quality and a strong focus on client service and community banking.  And, most importantly, we are eager to provide our new retail and commercial customers our broad array of products and services while continuing to deliver the exceptional service to which they are accustomed."

Balance Sheet
Portfolio loans of $6.3 billion were flat when compared to the prior year period as targeted reductions in the consumer portfolio to reduce its risk profile offset growth in our strategic focus categories, which, over the past twelve months, grew 1.8% in total commercial loans and 3.0% in home equity loans.  In addition, secondary market loan sales in the residential real estate portfolio continued to increase, which reduced the amount of loans held on the balance sheet.  Reflecting the strength of our legacy footprint, total deposits, excluding CDs, increased 5.1%, driven by 8.0% growth in interest bearing and non-interest bearing demand deposits, which now represent 51.5% of total deposits as of March 31, 2018 as compared to balances as of March 31, 2017.  Further, average loans to average deposits for the first quarter of 2018 remained consistent to prior quarters at 89.3%, which provides ample funding support for future loan growth.

Credit Quality
The continued strength of our credit quality ratios is reflective of our strong legacy of credit and risk management.  As of March 31, 2018, both non-performing assets as a percentage of total assets of 0.42% and non-performing loans as a percentage of total portfolio loans of 0.62% have continued to show improvements and have declined to the lowest levels in at least five quarters.  In addition, net charge-offs as a percentage of average portfolio loans were 0.07%, declining both sequentially and year-over-year.  Further reflecting the consistent high quality of the loan portfolio, the provision for credit losses decreased from $2.7 million in the first quarter of 2017 to $2.2 million in the current quarter.

Net Interest Margin and Income
The net interest margin for the first quarter of 2018 declined four basis points year-over-year to 3.38%, reflecting a six basis point reduction, as mentioned last quarter, related to the lower tax-equivalency of the state and local municipal tax-exempt securities resulting from the "Tax Cuts and Jobs Act".  The net interest margin continues to benefit from increases in the Federal Reserve Board's target federal funds rate over the past year, partially offset by higher funding costs as well as a flattening of the yield curve.  The increase in the cost of interest bearing liabilities is primarily due to higher rates for interest bearing public funds, and certain Federal Home Loan Bank and other borrowings.  Accretion from prior acquisitions benefited the first quarter net interest margin by approximately six basis points, as compared to eight basis points in the prior year period.

Net interest income increased $2.6 million, or 3.6%, during the first quarter of 2018 as compared to the same quarter of 2017 due to a 2.7% increase in average total earning assets.

Non-Interest Income
For the first quarter of 2018, non-interest income of $24.0 million increased $1.1 million, or 4.8%, from the first quarter of 2017, driven by higher bank-owned life insurance, trust fees, and electronic banking fees, which more than offset lower mortgage banking income and other income.  The $1.6 million, or 141.8%, increase in bank-owned life insurance was due to higher death benefits received during the period.  Trust fees grew $0.4 million from the prior year quarter reflecting improvements in the equity markets as well as organic growth in trust assets.  While the volume of residential mortgage originations sold in the secondary market increased 26% year-over-year, mortgage banking income declined $0.4 million due to a $0.5 million reversal in the mark-to-market on mortgage loans held for sale and commitments that benefited the first quarter of 2017.  Lastly, other income decreased $0.9 million due to income in the prior year period from joint ventures, which were previously dissolved, as well as lower commercial customer loan swap income.

Non-Interest Expense
Total operating expenses were well-controlled during the first quarter of 2018, as strong discretionary expense management continues to be demonstrated.  Excluding merger-related expenses in both years, non-interest expense during the first quarter of 2018 increased $0.4 million, or 0.8%, compared to the prior year period.  The slight increase from the prior year quarter is primarily due to higher salaries and wages, which increased $2.0 million, or 8.7%, year-over-year.  This increase was due to the normal compensation adjustments implemented last summer, as well as the reclassification of $0.7 million related to the service cost component of the pension plan from employee benefits due to a new accounting standard, which was adopted as of January 1, 2018.  The remainder of the year-over-year decrease in employee benefits was from lower deferred compensation expense from associated market and participant activity.

Provision for Income Taxes
The effective income tax rate and associated provision for income taxes for the first quarter of 2018 are reflective of the recently enacted "Tax Cuts and Jobs Act", which lowered the Federal income tax rate for corporations to 21%.  During the first quarter, the effective tax rate was 17.28% as compared to 29.09% last year, while the provision for income taxes decreased $3.6 million to $7.0 million, despite higher year-over-year pre-tax income.

Capital
WesBanco continues to maintain strong regulatory capital ratios after the implementation of the BASEL III capital standards.  At March 31, 2018, Tier I leverage was 10.56%, Tier I Risk-Based capital was 14.31%, Total Risk-Based capital was 15.35%%, and the Common Equity Tier 1 capital ratio ("CET 1") was 12.33%.  Both consolidated and bank-level regulatory capital ratios are well above the applicable "well-capitalized" standards promulgated by bank regulators and the BASEL III capital standards.  Record earnings achieved during 2017, strong regulatory capital and liquidity positions, solid execution on well-defined long-term operational and growth strategies, and the recent change in Federal tax law enabled WesBanco to increase the quarterly cash dividend by 11.5% to $0.29 per share during February.  This is the eleventh increase over the last eight years, representing a cumulative increase of 107%.

Conference Call and Webcast
WesBanco will also host a conference call to discuss the Company's financial results for the first quarter of 2018 at 3:00 p.m. ET on Wednesday, April 18, 2018.  Interested parties can access the live webcast of the conference call through the Investor Relations section of the Company's website, www.wesbanco.com.  Participants can also listen to the conference call by dialing 888-347-6607, 855-669-9657 for Canadian callers, or 412-902-4290 for international callers, and asking to be joined into the WesBanco call.  Please log in or dial in at least 10 minutes prior to the start time to ensure a connection.

A replay of the conference call will be available by dialing 877-344-7529, 855-669-9658 for Canadian callers, or 412-317-0088 for international callers, and providing the access code of 10115492.  The replay will begin at approximately 5:00 p.m. ET on April 18, and end at 12 a.m. ET on May 2.  An archive of the webcast will be available for one year on the Investor Relations section of the Company's website (www.wesbanco.com).

Forward-Looking Statements
Forward-looking statements in this report relating to WesBanco's plans, strategies, objectives, expectations, intentions and adequacy of resources, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  The information contained in this report should be read in conjunction with WesBanco's Form 10-K for the year ended December 31, 2017 and documents subsequently filed by WesBanco with the Securities and Exchange Commission ("SEC"), which are available at the SEC's website, www.sec.gov or at WesBanco's website, www.wesbanco.com.  Investors are cautioned that forward-looking statements, which are not historical fact, involve risks and uncertainties, including those detailed in WesBanco's most recent Annual Report on Form 10-K filed with the SEC under "Risk Factors" in Part I, Item 1A.  Such statements are subject to important factors that could cause actual results to differ materially from those contemplated by such statements, including, without limitation, that the businesses of WesBanco and FTSB may not be integrated successfully or such integration may take longer to accomplish than excepted; the expected cost savings and any revenue synergies from the merger of WesBanco and FTSB may not be fully realized within the expected timeframes; disruption from the merger of WesBanco and FTSB may make it more difficult to maintain relationships with clients, associates, or suppliers; the effects of changing regional and national economic conditions; changes in interest rates, spreads on earning assets and interest-bearing liabilities, and associated interest rate sensitivity; sources of liquidity available to WesBanco and its related subsidiary operations; potential future credit losses and the credit risk of commercial, real estate, and consumer loan customers and their borrowing activities; actions of the Federal Reserve Board, the Federal Deposit Insurance Corporation, the SEC, the Financial Institution Regulatory Authority, the Municipal Securities Rulemaking Board, the Securities Investors Protection Corporation, and other regulatory bodies; potential legislative and federal and state regulatory actions and reform, including, without limitation, the impact of the implementation of the Dodd-Frank Act; adverse decisions of federal and state courts; fraud, scams and schemes of third parties; internet hacking; competitive conditions in the financial services industry; rapidly changing technology affecting financial services; marketability of debt instruments and corresponding impact on fair value adjustments; and/or other external developments materially impacting WesBanco's operational and financial performance.  WesBanco does not assume any duty to update forward-looking statements.

About WesBanco, Inc.
Founded in 1870, WesBanco, Inc. (www.wesbanco.com) is a multi-state, bank holding company with total assets of approximately $10.2 billion (as of March 31, 2018).  WesBanco is a diversified and well-balanced financial services institution, with a community bank at its core, built upon a strong legacy of credit and risk management.  WesBanco has meaningful market share across its key geographies maintained by its commitment to dedicated customer service and solid fee-based businesses. It also provides wealth management services through a century-old trust and wealth management business, with approximately $4.0 billion of assets under management (as of March 31, 2018), and serves as registered investment advisor to a proprietary mutual fund family, the WesMark Funds.  WesBanco's banking subsidiary, WesBanco Bank, Inc., operates 177 financial centers in the states of Indiana, Kentucky, Ohio, Pennsylvania, and West Virginia.  In addition, WesBanco operates an insurance agency, WesBanco Insurance Services, Inc., and a full service broker/dealer, WesBanco Securities, Inc.

WESBANCO, INC.
Consolidated Selected Financial Highlights	Page 4
(unaudited, dollars in thousands, except shares and per share amounts)
	For the Three Months Ended
STATEMENT OF INCOME	March 31,
Interest and dividend income	2018	2017	% Change
Loans, including fees	$ 69,237	$ 64,898	6.7
Interest and dividends on securities:
Taxable	11,543	9,596	20.3
Tax-exempt	4,834	4,891	(1.2)
Total interest and dividends on securities	16,377	14,487	13.0
Other interest income	803	539	49.0
Total interest and dividend income	86,417	79,924	8.1
Interest expense
Interest bearing demand deposits	2,524	1,093	130.9
Money market deposits	878	574	53.0
Savings deposits	189	181	4.4
Certificates of deposit	2,536	2,411	5.2
Total interest expense on deposits	6,127	4,259	43.9
Federal Home Loan Bank borrowings	4,498	2,836	58.6
Other short-term borrowings	558	297	87.9
Subordinated debt and junior subordinated debt	1,942	1,813	7.1
Total interest expense	13,125	9,205	42.6
Net interest income	73,292	70,719	3.6
Provision for credit losses	2,168	2,711	(20.0)
Net interest income after provision for credit losses	71,124	68,008	4.6
Non-interest income
Trust fees	6,503	6,143	5.9
Service charges on deposits	4,822	4,853	(0.6)
Electronic banking fees	4,829	4,528	6.6
Net securities brokerage revenue	1,670	1,762	(5.2)
Bank-owned life insurance	2,756	1,140	141.8
Mortgage banking income	1,004	1,440	(30.3)
Net securities (losses)/gains	(39)	12	(425.0)
Net gain/(losses) on other real estate owned and other assets	262	(76)	444.7
Other income	2,173	3,082	(29.5)
Total non-interest income	23,980	22,884	4.8
Non-interest expense
Salaries and wages	25,006	23,002	8.7
Employee benefits	6,912	8,210	(15.8)
Net occupancy	4,656	4,327	7.6
Equipment	3,949	4,042	(2.3)
Marketing	1,116	824	35.4
FDIC insurance	658	827	(20.4)
Amortization of intangible assets	1,086	1,273	(14.7)
Restructuring and merger-related expense	245	491	(50.1)
Other operating expenses	10,943	11,388	(3.9)
Total non-interest expense	54,571	54,384	0.3
Income before provision for income taxes	40,533	36,508	11.0
Provision for income taxes	7,004	10,622	(34.1)
Net Income	$ 33,529	$ 25,886	29.5

Taxable equivalent net interest income	$ 74,577	$ 73,353	1.7

Per common share data
Net income per common share - basic	$ 0.76	$ 0.59	28.8
Net income per common share - diluted	0.76	0.59	28.8
Net income per common share - diluted, excluding certain items (1)(2)	0.76	0.60	26.7
Dividends declared	0.29	0.26	11.5
Book value (period end)	31.84	30.92	3.0
Tangible book value (period end) (1)	18.56	17.61	5.4
Average common shares outstanding - basic	44,050,701	43,947,563	0.2
Average common shares outstanding - diluted	44,168,242	44,020,765	0.3
Period end common shares outstanding	44,060,957	43,953,051	0.2

(1) See non-GAAP financial measures for additional information relating to the calculation of this item.
(2) Certain items excluded from the calculation consist of after-tax merger-related expenses and the net deferred tax asset revaluation.

WESBANCO, INC.
Consolidated Selected Financial Highlights	Page 5
(unaudited, dollars in thousands)

Selected ratios
	For the Three Months Ended
	March 31,
	2018	2017	% Change

Return on average assets	1.36%	1.07%	27.10%
Return on average assets, excluding
after-tax merger-related expenses and
net deferred tax asset revaluation (1)	1.37	1.09	25.69
Return on average equity	9.70	7.73	25.49
Return on average equity, excluding
after-tax merger-related expenses and
net deferred tax asset revaluation (1)	9.76	7.83	24.65
Return on average tangible equity (1)	17.10	14.03	21.88
Return on average tangible equity, excluding
after-tax merger-related expenses and
net deferred tax asset revaluation (1)	17.20	14.20	21.13
Yield on earning assets (2)	3.98	3.85	3.38
Cost of interest bearing liabilities	0.80	0.57	40.35
Net interest spread (2)	3.18	3.28	(3.05)
Net interest margin (2)	3.38	3.42	(1.17)
Efficiency (1) (2)	55.12	56.00	(1.57)
Average loans to average deposits	89.26	89.21	0.06
Annualized net loan charge-offs/average loans	0.07	0.15	(53.33)
Effective income tax rate	17.28	29.09	(40.60)

	For the Quarter Ended
	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
	2018	2017	2017	2017	2017

Return on average assets	1.36%	0.64%	1.06%	1.07%	1.07%
Return on average assets, excluding
after-tax merger-related expenses and
net deferred tax asset revaluation (1)	1.37	1.16	1.06	1.07	1.09
Return on average equity	9.70	4.48	7.50	7.67	7.73
Return on average equity, excluding
after-tax merger-related expenses and
net deferred tax asset revaluation (1)	9.76	8.17	7.50	7.67	7.83
Return on average tangible equity (1)	17.10	8.05	13.31	13.74	14.03
Return on average tangible equity, excluding
after-tax merger-related expenses and
net deferred tax asset revaluation (1)	17.20	14.36	13.31	13.74	14.20
Yield on earning assets (2)	3.98	3.95	3.99	3.91	3.85
Cost of interest bearing liabilities	0.80	0.71	0.67	0.61	0.57
Net interest spread (2)	3.18	3.24	3.32	3.30	3.28
Net interest margin (2)	3.38	3.43	3.48	3.45	3.42
Efficiency (1) (2)	55.12	55.08	57.03	57.68	56.00
Average loans to average deposits	89.26	90.26	90.43	89.51	89.21
Annualized net loan charge-offs/average loans	0.07	0.16	0.12	0.09	0.15
Effective income tax rate (3)	17.28	59.14	28.54	26.82	29.09
Trust assets, market value at period end	$ 4,027,358	$ 3,943,519	$ 3,908,705	$ 3,810,038	$ 3,836,107

(1) See non-GAAP financial measures for additional information relating to the calculation of this item.
(2) The yield on earning assets, net interest margin, net interest spread and efficiency ratios are presented on a fully taxable-equivalent (FTE) and annualized basis. The FTE basis adjusts for the tax benefit of income on certain tax-exempt loans and investments.   WesBanco believes this measure to be the preferred industry measurement of net interest income and provides a relevant comparison between taxable and non-taxable amounts.

(3) The three months ended December 31, 2017 include a $12.8 million tax expense as a result of the net deferred tax asset revaluation.
WESBANCO, INC.
Consolidated Selected Financial Highlights	Page 6
(unaudited, dollars in thousands, except shares)	% Change
Balance sheets	March 31,			December 31,	December 31, 2017
Assets	2018	2017	% Change	2017	to March 31, 2018
Cash and due from banks	$ 91,361	$ 101,559	(10.0)	$ 97,746	(6.5)
Due from banks - interest bearing	9,484	13,525	(29.9)	19,826	(52.2)
Securities:
Equity securities, at fair value	13,986	13,241	5.6	13,457	3.9
Available-for-sale debt securities, at fair value	1,728,377	1,219,601	41.7	1,261,865	37.0
Held-to-maturity debt securities (fair values of $1,005,502; $1,071,009
and $1,023,784, respectively)	1,006,042	1,057,753	(4.9)	1,009,500	(0.3)
Total securities	2,748,405	2,290,595	20.0	2,284,822	20.3
Loans held for sale	12,962	11,480	12.9	20,320	(36.2)
Portfolio loans:
Commercial real estate	3,015,226	2,952,603	2.1	2,994,448	0.7
Commercial and industrial	1,118,333	1,106,719	1.0	1,125,327	(0.6)
Residential real estate	1,345,993	1,367,132	(1.5)	1,353,301	(0.5)
Home equity	523,425	508,411	3.0	529,196	(1.1)
Consumer	319,561	377,307	(15.3)	339,169	(5.8)
Total portfolio loans, net of unearned income	6,322,538	6,312,172	0.2	6,341,441	(0.3)
Allowance for loan losses	(46,334)	(44,061)	(5.2)	(45,284)	(2.3)
Net portfolio loans	6,276,204	6,268,111	0.1	6,296,157	(0.3)
Premises and equipment, net	128,583	134,949	(4.7)	130,722	(1.6)
Accrued interest receivable	31,963	28,923	10.5	29,728	7.5
Goodwill and other intangible assets, net	588,339	591,539	(0.5)	589,264	(0.2)
Bank-owned life insurance	191,839	189,286	1.3	192,589	(0.4)
Other assets	166,279	170,914	(2.7)	155,004	7.3
Total Assets	$ 10,245,419	$ 9,800,881	4.5	$ 9,816,178	4.4

Liabilities
Deposits:
Non-interest bearing demand	$ 1,950,619	$ 1,844,003	5.8	$ 1,846,748	5.6
Interest bearing demand	1,768,977	1,599,536	10.6	1,625,015	8.9
Money market	984,429	1,029,440	(4.4)	1,024,856	(3.9)
Savings deposits	1,314,632	1,253,652	4.9	1,269,912	3.5
Certificates of deposit	1,207,669	1,419,104	(14.9)	1,277,057	(5.4)
Total deposits	7,226,326	7,145,735	1.1	7,043,588	2.6
Federal Home Loan Bank borrowings	1,166,939	937,104	24.5	948,203	23.1
Other short-term borrowings	207,653	115,643	79.6	184,805	12.4
Subordinated debt and junior subordinated debt	164,379	164,177	0.1	164,327	0.0
Total borrowings	1,538,971	1,216,924	26.5	1,297,335	18.6
Accrued interest payable	4,033	2,422	66.5	3,178	26.9
Other liabilities	73,063	76,647	(4.7)	76,756	(4.8)
Total Liabilities	8,842,393	8,441,728	4.7	8,420,857	5.0

Shareholders' Equity
Preferred stock, no par value; 1,000,000 shares authorized;
none outstanding	-	-	-	-	-
Common stock, $2.0833 par value; 100,000,000 shares authorized in
2018 and 2017, respectively; 44,060,957; 43,953,051 and 44,043,244 shares
issued, respectively; 44,060,957; 43,953,051 and 44,043,244 shares	91,793	91,568	0.2	91,756	0.0
outstanding, respectively
Capital surplus	686,169	681,471	0.7	684,730	0.2
Retained earnings	673,174	611,528	10.1	651,357	3.3
Treasury stock (0; 0 and 0 shares - at cost, respectively)	-	-	-	-	-
Accumulated other comprehensive loss	(47,076)	(24,841)	(89.5)	(31,495)	(49.5)
Deferred benefits for directors	(1,034)	(573)	(80.5)	(1,027)	(0.7)
Total Shareholders' Equity	1,403,026	1,359,153	3.2	1,395,321	0.6
Total Liabilities and Shareholders' Equity	$ 10,245,419	$ 9,800,881	4.5	$ 9,816,178	4.4

WESBANCO, INC.	Page 7
Consolidated Selected Financial Highlights
(unaudited, dollars in thousands)
Average balance sheet and
net interest margin analysis	For the Three Months Ended March 31,
	2018		2017
	Average	Average	Average	Average
Assets	Balance	Rate	Balance	Rate
Due from banks - interest bearing	$ 8,727	2.06%	$ 13,926	0.52%
Loans, net of unearned income (1)	6,339,550	4.43	6,278,718	4.19
Securities: (2)
Taxable	1,789,336	2.58	1,603,337	2.39
Tax-exempt (3)	717,624	3.41	726,658	4.14
Total securities	2,506,960	2.82	2,329,995	2.94
Other earning assets	50,388	6.02	47,025	4.43
Total earning assets (3)	8,905,625	3.98%	8,669,664	3.85%
Other assets	1,087,739		1,111,813
Total Assets	$ 9,993,364		$ 9,781,477

Liabilities and Shareholders' Equity
Interest bearing demand deposits	$ 1,697,755	0.60%	$ 1,536,282	0.29%
Money market accounts	1,005,236	0.35	1,038,584	0.22
Savings deposits	1,288,120	0.06	1,227,190	0.06
Certificates of deposit	1,241,228	0.83	1,454,245	0.67
Total interest bearing deposits	5,232,339	0.47	5,256,301	0.33
Federal Home Loan Bank borrowings	1,037,441	1.76	949,001	1.21
Other borrowings	204,833	1.10	197,358	0.61
Subordinated debt and junior subordinated debt	164,334	4.79	163,913	4.49
Total interest bearing liabilities	6,638,947	0.80%	6,566,573	0.57%
Non-interest bearing demand deposits	1,869,624		1,781,513
Other liabilities	83,522		75,789
Shareholders' equity	1,401,271		1,357,602
Total Liabilities and Shareholders' Equity	$ 9,993,364		$ 9,781,477
Taxable equivalent net interest spread		3.18%		3.28%
Taxable equivalent net interest margin		3.38%		3.42%

(1) Gross of allowance for loan losses and net of unearned income.  Includes non-accrual and loans held for sale. Loan fees included in interest income on loans are $0.7 million and $0.6 million for the three months ended March 31, 2018 and 2017, respectively. Additionally, loan accretion included in interest income on loans acquired from prior acquisitions was $1.2 million and $1.3 million for the three months ended March 31, 2018 and 2017, respectively.
Accretion on interest bearing liabilities acquired from the prior acquisitions was $0.2 million and $0.5 million for the three months ended March 31, 2018 and 2017, respectively.

(2) Average yields on available-for-sale debt securities are calculated based on amortized cost.
(3) Taxable equivalent basis is calculated on tax-exempt securities using a rate of 21% for 2018 and 35% for each prior period presented.

WESBANCO, INC.
Consolidated Selected Financial Highlights	Page 8
(unaudited, dollars in thousands, except shares and per share amounts)
	Quarter Ended
Statement of Income	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
Interest income	2018	2017	2017	2017	2017
Loans, including fees	$ 69,237	$ 69,408	$ 70,342	$ 67,360	$ 64,898
Interest and dividends on securities:
Taxable	11,543	9,948	9,711	9,375	9,596
Tax-exempt	4,834	4,872	4,862	4,864	4,891
Total interest and dividends on securities	16,377	14,820	14,573	14,239	14,487
Other interest income	803	623	574	561	539
Total interest and dividend income	86,417	84,851	85,489	82,160	79,924
Interest expense
Interest bearing demand deposits	2,524	2,039	1,814	1,506	1,093
Money market deposits	878	805	751	644	574
Savings deposits	189	189	189	185	181
Certificates of deposit	2,536	2,597	2,610	2,491	2,411
Total interest expense on deposits	6,127	5,630	5,364	4,826	4,259
Federal Home Loan Bank borrowings	4,498	3,682	3,628	3,145	2,836
Other short-term borrowings	558	489	394	262	297
Subordinated debt and junior subordinated debt	1,942	1,868	1,849	1,788	1,813
Total interest expense	13,125	11,669	11,235	10,021	9,205
Net interest income	73,292	73,182	74,254	72,139	70,719
Provision for credit losses	2,168	2,376	2,516	2,383	2,711
Net interest income after provision for credit losses	71,124	70,806	71,738	69,756	68,008
Non-interest income
Trust fees	6,503	5,667	5,358	5,572	6,143
Service charges on deposits	4,822	5,278	5,320	5,081	4,853
Electronic banking fees	4,829	4,788	4,883	4,984	4,528
Net securities brokerage revenue	1,670	1,508	1,721	1,680	1,762
Bank-owned life insurance	2,756	1,123	1,164	1,367	1,140
Mortgage banking income	1,004	1,542	1,103	968	1,440
Net securities (losses)/gains	(39)	56	6	494	12
Net gain/(loss) on other real estate owned and other assets	262	649	(298)	342	(76)
Other income	2,173	2,323	1,642	1,634	3,082
Total non-interest income	23,980	22,934	20,899	22,122	22,884
Non-interest expense
Salaries and wages	25,006	25,786	24,957	23,616	23,002
Employee benefits	6,912	6,263	7,728	7,731	8,210
Net occupancy	4,656	4,132	4,132	4,510	4,327
Equipment	3,949	3,983	3,905	4,097	4,042
Marketing	1,116	1,238	1,599	2,060	824
FDIC insurance	658	827	945	906	827
Amortization of intangible assets	1,086	1,204	1,223	1,240	1,273
Restructuring and merger-related expense	245	454	-	-	491
Other operating expenses	10,943	10,950	11,265	11,724	11,388
Total non-interest expense	54,571	54,837	55,754	55,884	54,384
Income before provision for income taxes	40,533	38,903	36,883	35,994	36,508
Provision for income taxes	7,004	23,006	10,527	9,653	10,622
Net Income	$ 33,529	$ 15,897	$ 26,356	$ 26,341	$ 25,886

Taxable equivalent net interest income	$ 74,577	$ 75,805	$ 76,872	$ 74,758	$ 73,353

Per common share data
Net income per common share - basic	$ 0.76	$ 0.36	$ 0.60	$ 0.60	$ 0.59
Net income per common share - diluted	$ 0.76	$ 0.36	$ 0.60	$ 0.60	$ 0.59
Net income per common share - diluted, excluding certain items (1)(2)	$ 0.76	$ 0.66	$ 0.60	$ 0.60	$ 0.60
Dividends declared	$ 0.29	$ 0.26	$ 0.26	$ 0.26	$ 0.26
Book value (period end)	$ 31.84	$ 31.68	$ 31.67	$ 31.29	$ 30.92
Tangible book value (period end) (1)	$ 18.56	$ 18.42	$ 18.40	$ 17.99	$ 17.61
Average common shares outstanding - basic	44,050,701	44,036,416	44,031,813	43,995,749	43,947,563
Average common shares outstanding - diluted	44,168,242	44,109,767	44,086,881	44,061,421	44,020,765
Period end common shares outstanding	44,060,957	44,043,244	44,033,585	44,031,335	43,953,051
Full time equivalent employees	1,939	1,940	1,944	1,959	1,934

(1) See non-GAAP financial measures for additional information relating to the calculation of this item.
(2) Certain items excluded from the calculation consist of after-tax merger-related expenses and the net deferred tax asset revaluation.

WESBANCO, INC.
Consolidated Selected Financial Highlights	Page 9
(unaudited, dollars in thousands)
	Quarter Ended
	Mar. 31,		Dec. 31,		Sept. 30,		June 30,		Mar. 31,
Asset quality data	2018		2017		2017		2017		2017
Non-performing assets:
Troubled debt restructurings - accruing	$ 6,858		$ 6,571		$ 6,638		$ 6,841		$ 7,194
Non-accrual loans:
Troubled debt restructurings	2,397		2,865		2,982		3,158		3,273
Other non-accrual loans	29,989		33,960		32,476		33,077		36,054
Total non-accrual loans	32,386		36,825		35,458		36,235		39,327
Total non-performing loans	39,244		43,396		42,096		43,076		46,521
Other real estate and repossessed assets	4,067		5,297		5,782		6,723		8,033
Total non-performing assets	$ 43,311		$ 48,693		$ 47,878		$ 49,799		$ 54,554

Past due loans (1):
Loans past due 30-89 days	$ 14,536		$ 11,172		$ 17,292		$ 16,605		$ 11,426
Loans past due 90 days or more	1,579		2,726		4,856		4,210		2,766
Total past due loans	$ 16,115		$ 13,898		$ 22,148		$ 20,815		$ 14,192

Criticized and classified loans (2):
Criticized loans	$ 33,785		$ 36,092		$ 34,784		$ 39,234		$ 36,900
Classified loans	34,566		37,858		44,303		40,468		48,112
Total criticized and classified loans	$ 68,351		$ 73,950		$ 79,087		$ 79,702		$ 85,012

Loans past due 30-89 days / total portfolio loans	0.23%		0.18%		0.27%		0.26%		0.18%
Loans past due 90 days or more / total portfolio loans	0.02		0.04		0.08		0.07		0.04
Non-performing loans / total portfolio loans	0.62		0.68		0.66		0.67		0.74
Non-performing assets/total portfolio loans, other
real estate and repossessed assets	0.68		0.77		0.75		0.78		0.86
Non-performing assets / total assets	0.42		0.50		0.48		0.50		0.56
Criticized and classified loans / total portfolio loans	1.08		1.17		1.24		1.25		1.35

Allowance for loan losses
Allowance for loan losses	$ 46,334		$ 45,284		$ 45,487		$ 44,909		$ 44,061
Provision for credit losses	2,168		2,376		2,516		2,383		2,711
Net loan and deposit account overdraft charge-offs	1,063		2,652		1,888		1,486		2,347

Annualized net loan charge-offs /average loans	0.07%		0.16%		0.12%		0.09%		0.15%
Allowance for loan losses / total portfolio loans	0.73%		0.71%		0.71%		0.70%		0.70%
Allowance for loan losses / non-performing loans	1.18	x	1.04	x	1.08	x	1.04	x	0.95	x
Allowance for loan losses / non-performing loans and
loans past due	0.84	x	0.79	x	0.71	x	0.70	x	0.73	x

	Quarter Ended
	Mar. 31,		Dec. 31,		Sept. 30,		June 30,		Mar. 31,
	2018		2017		2017		2017		2017
Capital ratios
Tier I leverage capital	10.56%		10.39%		10.21%		10.10%		9.97%
Tier I risk-based capital	14.31		14.12		13.62		13.37		13.21
Total risk-based capital	15.35		15.16		14.65		14.39		14.22
Common equity tier 1 capital ratio (CET 1)	12.33		12.14		11.70		11.45		11.28
Average shareholders' equity to average assets	14.02		14.19		14.08		14.01		13.88
Tangible equity to tangible assets (3)	8.46		8.79		8.68		8.53		8.40

(1) Excludes non-performing.
(2) Criticized and classified loans may include loans that are also reported as non-performing or past due.
(3) See non-GAAP financial measures for additional information relating to the calculation of this ratio.

NON-GAAP FINANCIAL MEASURES	Page 10
The following non-GAAP financial measures used by WesBanco provide information useful to investors in understanding WesBanco's operating performance and trends, and facilitate comparisons with the performance of WesBanco's peers. The following tables summarize the non-GAAP financial measures derived from amounts reported in WesBanco's financial statements.

	Three Months Ended
	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
(unaudited, dollars in thousands, except shares and per share amounts)	2018	2017	2017	2017	2017
Return on average assets, excluding after-tax merger-related expenses and net deferred tax asset revaluation:
Net income (annualized)	$ 135,979	$ 63,068	$ 104,566	$ 105,653	$ 104,982
Plus: after-tax merger-related expenses (annualized) (1)	784	1,170	-	-	1,294
Plus: net deferred tax asset revaluation (annualized)	-	50,703	-	-	-
Net income excluding after-tax merger-related expenses and net deferred tax asset revaluation (annualized)	136,763	114,941	104,566	105,653	106,276

Average total assets	$ 9,993,364	$ 9,907,944	$ 9,897,487	$ 9,828,475	$ 9,781,477

Return on average tangible assets, excluding after-tax merger-related expenses and net deferred tax asset revaluation	1.37%	1.16%	1.06%	1.07%	1.09%

Return on average equity, excluding after-tax merger-related expenses and net deferred tax asset revaluation:
Net income (annualized)	$ 135,979	$ 63,068	$ 104,566	$ 105,653	$ 104,982
Plus: after-tax merger-related expenses (annualized) (1)	784	1,170	-	-	1,294
Plus: net deferred tax asset revaluation (annualized)	-	50,703	-	-	-
Net income excluding after-tax merger-related expenses and net deferred tax asset revaluation (annualized)	136,763	114,941	104,566	105,653	106,276

Average total shareholders' equity	1,401,271	1,406,263	1,393,965	1,377,266	1,357,602

Return on average tangible equity, excluding after-tax merger-related expenses and net deferred tax asset revaluation	9.76%	8.17%	7.50%	7.67%	7.83%

Return on average tangible equity:
Net income (annualized)	$ 135,979	$ 63,068	$ 104,566	$ 105,653	$ 104,982
Plus: amortization of intangibles (annualized) (1)	3,479	3,104	3,154	3,233	3,356
Net income before amortization of intangibles (annualized)	139,458	66,172	107,720	108,886	108,338

Average total shareholders' equity	1,401,271	1,406,263	1,393,965	1,377,266	1,357,602
Less: average goodwill and other intangibles, net of def. tax liability	(585,711)	(584,227)	(584,903)	(585,057)	(585,365)
Average tangible equity	$ 815,560	$ 822,036	$ 809,062	$ 792,209	$ 772,237

Return on average tangible equity	17.10%	8.05%	13.31%	13.74%	14.03%

Return on average tangible equity, excluding after-tax merger-related expenses and net deferred tax asset revaluation:
Net income (annualized)	$ 135,979	$ 63,068	$ 104,566	$ 105,653	$ 104,982
Plus: after-tax merger-related expenses (annualized) (1)	784	1,170	-	-	1,294
Plus: net deferred tax asset revaluation (annualized)	-	50,703	-	-	-
Plus: amortization of intangibles (annualized) (1)	3,479	3,104	3,154	3,233	3,356
Net income before amortization of intangibles and excluding
after-tax merger-related expenses and net deferred tax asset revaluation (annualized)	140,242	118,045	107,720	108,886	109,632

Average total shareholders' equity	1,401,271	1,406,263	1,393,965	1,377,266	1,357,602
Less: average goodwill and other intangibles, net of def. tax liability	(585,711)	(584,227)	(584,903)	(585,057)	(585,365)
Average tangible equity	$ 815,560	$ 822,036	$ 809,062	$ 792,209	$ 772,237

Return on average tangible equity, excluding after-tax merger-related expenses and net deferred tax asset revaluation	17.20%	14.36%	13.31%	13.74%	14.20%

Efficiency ratio:
Non-interest expense	$ 54,571	$ 54,837	$ 55,754	$ 55,884	$ 54,384
Less: restructuring and merger-related expense	(245)	(454)	-	-	(491)
Non-interest expense excluding restructuring and merger-related expense	54,326	54,383	55,754	55,884	53,893

Net interest income on a fully taxable equivalent basis	74,577	75,805	76,872	74,758	73,353
Non-interest income	23,980	22,934	20,899	22,122	22,884
Net interest income on a fully taxable equivalent basis plus non-interest income	$ 98,557	$ 98,739	$ 97,771	$ 96,880	$ 96,237
Efficiency Ratio	55.12%	55.08%	57.03%	57.68%	56.00%

Net income, excluding net deferred tax asset revaluation and after-tax merger-related expenses:
Net income	$ 33,529	$ 15,897	$ 26,356	$ 26,341	$ 25,886
Add: Net deferred tax asset revaluation	-	12,780	-	-	-
Add: After-tax merger-related expenses (1)	193	295	-	-	319
Net income, excluding net deferred tax asset revaluation and after-tax merger-related expenses	$ 33,722	$ 28,972	$ 26,356	$ 26,341	$ 26,205

Net Income, excluding net deferred tax asset revaluation and after-tax merger-related expenses per diluted share:
Net income per diluted share	$ 0.76	$ 0.36	$ 0.60	$ 0.60	$ 0.59
Add: Net deferred tax asset revaluation per diluted share	-	0.29	-	-	-
Add: After-tax merger-related expenses per diluted share (1)	-	0.01	-	-	0.01
Net income, excluding net deferred tax asset revaluation and after-tax merger-related expenses per diluted share	$ 0.76	$ 0.66	$ 0.60	$ 0.60	$ 0.60

	Period End
	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
	2018	2017	2017	2017	2017
Tangible book value per share:
Total shareholders' equity	$ 1,403,026	$ 1,395,321	$ 1,394,558	$ 1,377,537	$ 1,359,153
Less: goodwill and other intangible assets, net of def. tax liability	(585,316)	(583,903)	(584,543)	(585,195)	(585,123)
Tangible equity	817,711	811,418	810,015	792,342	774,030

Common shares outstanding	44,060,957	44,043,244	44,033,585	44,031,335	43,953,051

Tangible book value per share	$ 18.56	$ 18.42	$ 18.40	$ 17.99	$ 17.61

Tangible equity to tangible assets:
Total shareholders' equity	$ 1,403,026	$ 1,395,321	$ 1,394,558	$ 1,377,537	$ 1,359,153
Less: goodwill and other intangible assets, net of def. tax liability	(585,316)	(583,903)	(584,543)	(585,195)	(585,123)
Tangible equity	817,711	811,418	810,015	792,342	774,030

Total assets	10,245,419	9,816,178	9,918,277	9,874,010	9,800,881
Less: goodwill and other intangible assets, net of def. tax liability	(585,316)	(583,903)	(584,543)	(585,195)	(585,123)
Tangible assets	$ 9,660,103	$ 9,232,275	$ 9,333,734	$ 9,288,815	$ 9,215,758

Tangible equity to tangible assets	8.46%	8.79%	8.68%	8.53%	8.40%

(1) Tax effected at 21% for the periods in 2018 and 35% for all prior periods.